UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2016

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California		92612-1400
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Phillip W. DuPree as Executive Vice President, President Dealer Services

On February 1, 2016, Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”), notified Mr. DuPree that Autobytel had elected to terminate his employment as Autobytel’s Executive Vice President, President Dealer Services. In connection with the Company’s recent acquisition of AutoWeb, Inc. (“AutoWeb”) and the resulting management reorganization and consolidation of management responsibilities, Mr. DuPree’s position was eliminated. Mr. DuPree’s termination is without cause and will be effective as of February 12, 2016.

Item 8.01	Other Events.

Termination of John Vicidomino as Executive Vice President, Marketing

On January 28, 2016, Autobytel notified Mr. Vicidomino that Autobytel had elected to terminate his employment as Autobytel’s Executive Vice President, Marketing. In connection with the Company’s recent acquisition of AutoWeb and the resulting management reorganization and consolidation of management responsibilities, Mr. Vicidomino’s position was eliminated. Mr. Vicidomino’s termination is without cause and was effective as of January 31, 2016.

The information furnished pursuant to this Item 8.01 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language of such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2016
Autobytel Inc.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary